Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (No. 333-134157) of Range Resources Corporation of our report dated April 5, 2006 relating to the consolidated financial statements of Stroud Energy, Inc. which appears in the Current Report on Form 8-K of Range Resources Corporation filed August 9, 2006. We also consent to the references to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Fort Worth, Texas
August 9, 2006